UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

INNOVAGE HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	001-40159	81-0710819
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO (Address of principal executive offices)	80230 (Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

The fiscal year 2023 annual meeting of stockholders (the “Annual Meeting”) of InnovAge Holding Corp. (the “Company”) will be held virtually by means of remote communication on Tuesday, December 13, 2022.

Because the date of the Annual Meeting differs by more than 30 days from the anniversary date of the fiscal year 2022 annual meeting, stockholders of the Company who wish to have a proposal, including nominations of persons for election to the Board of Directors and proposals under Rule 14a-8, considered for inclusion in the Company’s proxy materials for the Annual Meeting must deliver such proposal by email to the Corporate Secretary at legal@myinnovage.com, on or before the close of business on October 13, 2022. To be eligible for inclusion in the proxy materials for the Annual Meeting, any such proposal must meet the requirements set forth in the rules and regulations of the SEC and the Company’s amended and restated bylaws, including those described under “Q: What is the deadline for submitting a shareholder proposal or director nomination for the fiscal year 2023 Annual Meeting?” included in the Company’s proxy statement filed with the SEC on February 17, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2022

INNOVAGE HOLDING CORP.

By:	/s/ Barbara Gutierrez
Name: Barbara Gutierrez
Title: Chief Financial Officer